Exhibit B-204

ASSOCIATION OF NOTARIES                   NOTARIAL INSTRUMENT
Federal Capital - Republic of Argentina         LAW 12.990

[inked stamp:]    GRACIELA ESTHER AMURA
                  PUBLIC NOTARY
                  REG. 3,079

[inked seal:]     MINISTRY OF JUSTICE
                  CORPORATE RECORDS OFFICE

NOTARIAL CERTIFIED COPY                   B     008650860



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Page 1938.  FIRST  NOTARIAL  CERTIFIED  COPY.  INSTRUMENT  NUMBER  FOUR  HUNDRED
THIRTY-ONE. In the City of Buenos Aires, Capital of the Republic of Argentina, on August twenty-ninth, nineteen hundred ninety-seven, before me, Authenticating
Notary,   THERE  DO  PERSONALLY  COME:  Marcelo  Aubone  Ibarguren,   Argentine,
attorney-at-law,   married,  born  May  8,  1944,  holder  of  Voter  and  Draft
Registration Card number 4.601.675, domiciled at 602 Avenida del Libertador, 22nd floor, in this city, and Sergio Antonio Francisco Quattrini, Swiss,
attorney-at-law,   married,   born   December  30,  1947,   holder  of  national
identification document number 92.478.993, domiciled at 1180 Esmeralda street, 2nd floor "B," in the Federal Capital; I consider both of these persons to be competent for this proceeding and they are known to me, to which I attest, and THEY STATE: That they have resolved to form a Corporation [Sociedad Anonima] by single instrument subject to the following BYLAWS: ARTICLE ONE: The Company shall be named "EMPRESA DISTRIBUIDORA ELECTRICA REGIONAL S.A." and shall have its registered office in the City of Buenos Aires. ARTICLE TWO: Its duration shall be ninety-nine years, calculated as of the date of its recording in the Public Register of Commerce. ARTICLE THREE: The Company's exclusive purpose shall be to engage in activities of investment, on its own behalf, on behalf of third parties and in partnership with third parties, in the Republic of Argentina and/or abroad within the limits set by current laws and regulations and subject thereto; to take, maintain and dispose, in any manner, of stockholdings in companies existing or to be formed in the Republic of Argentina and/or abroad; to make investments of any type, including public and private securities and instruments or any other type of security, make loans of its cash assets temporarily in domestic or foreign currency, gold, equity securities or other negotiable or non-negotiable securities; to grant and receive loans; and to grant surety bonds, cosignatures, mortgages, pledges and any other type of real or personal guaranties, with respect to its own obligations or obligations or third parties. To that end, the Company shall have full legal capacity to acquire rights, undertake obligations and perform all actions that are not

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prohibited by law or by these bylaws. Expressly excluded shall be any activities covered under the Law of Financial Entities (law 21.526). ARTICLE FOUR: The capital stock shall be TWELVE THOUSAND PESOS (12,000 pesos) represented by 12,000 common, registered, non-endorsable shares with par value of 1 peso each and with right to one vote per share. The capital may be increased five-fold by decision of the Meeting of Shareholders, by issuance of common or preferred, registered non-endorsable shares, as decided by the Meeting of Shareholders, with right to one vote per share and with par value of one peso (1 peso) each, which issue the Meeting of Shareholders may delegate to the Board of Directors, pursuant to article 188 of Law 19.550 (amended text Decree No. 841/84). ARTICLE
FIVE: Shares may be common or preferred, registered non-endorsable, registered endorsable or bearer when such classes of shares are permitted by current laws
and   regulations.    Unless   the   Meeting   of   Shareholders    adopts   the
notarial-recording system, the instruments representing the shares and the provisional certificates shall contain the notations established in articles 211 and 212 of Law 19.550 (amended text Decree No. 841/84). Furthermore, the certificates representing the shares shall contain the notations stipulated in article 11 of Decree 63/96 and Law 24.587. ARTICLE SIX: If there is delinquency in paying for the shares, the Board of Directors may chose any of the procedures established in Article 193 of Law 19.550 (amended text Decree No. 841/84). ARTICLE SEVEN: The company may issue negotiable obligations pursuant to the System of Law 23.576 and successive amendments thereto, debentures, bonds, and other securities, including new types of securities, regardless of their denomination or purpose. The relevant issues shall be made inside or outside the country, in domestic or foreign currency, with or without clause for adjustment of their par value or interest, whether or not to be placed through the System of Public Offering, whether or not listable on the securities markets of Argentina or abroad, all subject to current statutory rules. ARTICLE EIGHT: The management and administration of the company shall be in the hands of a Board of Directors, composed of three to nine main members, and the meeting of shareholders may elect an equal or lesser number of alternates, who shall be incorporated into the Board of Directors in the order in which they are appointed. The term of their election shall be one fiscal year, and they may be reelected indefinitely. The meeting of shareholders shall set the number of directors, and their compensation. The Board of Directors shall meet with half plus one of its members and shall adopt resolutions by majority of the persons present; in the event of a tie, the Chairman shall break the tie by voting again. At its first meeting, the Board of Directors shall appoint a Chairman and may appoint a Vice-Chairman, who shall replace the Chairman when the

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Chairman is absent or indisposed.  In guaranty of their duties, the main members shall deposit in the company's coffers the sum of 500 pesos (five hundred pesos), or the equivalent thereof in public securities. The Board of Directors shall have full powers of administration and disposal, including powers requiring special authorizations under article 1881 of the Civil Code and article 9 of Decree Law number 8965/63. It may, especially: (a) subscribe, purchase, receive in payment, sell, barter, assign, transfer loans, securities or shares for the prices, terms, quantities, form of payment and other conditions that it considers appropriate; (b) form, transfer and extinguish pledges and any other real right; (c) form, merge, dissolve and liquidate joint-stock companies; lend its own money or borrow money and accept loans with or without documents and make any type of transaction with any type official, private or mixed banking institutions, inside and/or outside of the country, branches and agencies thereof in the country or abroad, pursuant to the respective charters or bylaws thereof; (d) apply for placement under the system of Public Offering of shares, negotiable bonds, debentures and any other securities, including new types of securities, regardless of their denomination or purpose, as well as their listing, be it on Stock Exchanges in Argentina or abroad; (e) give and revoke special and general, judicial, administrative and other powers of attorney, without or without power to substitute, initiate,
continue,   challenge  or  abandon  any  type  of  actions,  including  criminal complaints or reports; and (f) perform any other legal act or action that causes the Company to acquire rights or undertake obligations. The legal representation of the company shall belong to the Chairman of the Board of Directors or, if he is absent, the Vice-Chairman. The management of routine business may be in the hands of an Executive Committee, composed of three to five main Directors. They shall be appointed and may be removed by the Board of Directors. Barring resignation, removal or impediment, they shall remain in their positions for the periods for which the Meeting of Shareholders elected them Directors. The chairman of the Board of Directors shall be a member of the Executive Committee and shall chair its meetings. The Executive Committee shall function with the presence of the absolute majority of its members and shall adopt resolutions with the absolute majority of votes present. In the event of a tie, the Chairman shall break the tie by voting again. Minutes must be kept of the meetings. ARTICLE NINE. The Regular General Meeting of Shareholders shall designate an Audit Commission composed of three Main Auditors and three alternate Auditors. The latter shall act in the order of their election and shall replace the main auditors in case of temporary or permanent impediments. The members of the Audit Commission shall hold their positions for one fiscal year and may be

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reelected indefinitely,  however they shall remain in their positions until they are replaced, and their powers and duties shall be the ones that are determined by current law. The members of the Audit Commission must meet the requirements set by current provisions. They must be notified of their appointment if they are not present at the Meeting of Shareholders that appoints them. In that case, their presence at meetings of the Board of Directors or Audit Commission shall signify acceptance of the position. At the first meeting of the Commission, a Chairman shall be elected to coordinate tasks and direct debates. Meetings shall be held at least once every three months and as frequently as required by sound audit management. Meeting shall also be held at the request of any one of the main members or members in office or of the board of directors of the Company. The minimum quorum for validly meeting shall be two of its members and decisions shall be adopted by the absolute majority of the votes present; the Chairman shall have the tie-breaking vote. Any of the members of the Commission may perform any acts that it orders with respect to the Company and/or appropriate parties, without prejudice to the rights held by the other members of the Commission. All resolutions of the Audit Commission shall be recorded in a book of minutes, which shall be consecutive and signed by the persons present, having the record reflect any dissents. Said book of minutes shall be deposited at the Company's registered office and each member may request a certified copy of the meetings recorded in it, issued by any of its members. The Audit Commission shall be compensated in the manner determined by the Meeting of Shareholders. ARTICLE TEN: Meetings of Shareholders may be called simultaneously on first and second notice, in the manner established in Article 237 of Law 19.550, (amended text Decree number 841/84), in which case it shall be held on second notice the same day one hour after the first notice failed, without prejudice to what is provided therein for the case of unanimous Meeting of Shareholders. In the event of successive notice, the provisions of article 237 cited above shall govern. The quorum and system of majorities shall be governed by articles 243 and 244 of Law 19.550 (amended text Decree number 841/84), according to the type of meeting of shareholders, notice and subject that is being addressed. Special Meetings of Shareholders on second notice shall be held regardless of the number of shares present with voting right. ARTICLE ELEVEN: The fiscal year shall end on December 31 of each year. At the close of the fiscal year, the financial statements shall be drawn up pursuant to current statutory and regulatory provisions and techniques. The liquid earnings that have been made shall be allocated: 1) 5% (five percent) until reaching 20% (twenty percent) of the capital stock, to the legal reserve fund; and 2) To compensation of the Board of Directors and Audit Board,

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as  applicable.  The  balance  shall be  allocated  as decided by the Meeting of
Shareholders. Dividends must be paid in proportion to the respective holdings within the year in which they are declared. Dividends not collected within three years as of the date on which they were made available to the shareholders shall be considered time-barred and shall pass to the Legal Reserve Fund, when that fund has been fully endowed, it shall be allocated as resolved by the Meeting of Shareholders. ARTICLE TWELVE: After the dissolution of the company, its liquidation shall be in the hands of the Board of Directors acting at the time or a liquidating commission, which the Meeting of Shareholders may designate. In both cases, if appropriate, the Audit Commission shall oversee the proceeding. When the liabilities have been paid off and the stock has been repaid, the remainder shall be distributed among the shareholders on a basis prorated to their respective payments. SUBSCRIPTION AND PAYMENT OF CAPITAL: The capital shall be subscribed and paid for as follows: Marcelo Aubone Ibarguren: 11,999 common, registered non-endorsable shares with value of one (1) peso each and one vote per share. Sergio Antonio Francisco Quattrini: 1 common registered non-endorsable share with value of one (1) Peso and one vote, i.e. the total quantity of Twelve thousand pesos (12,000 pesos), and one hundred percent (100%) of the subscription, i.e. twelve thousand pesos (12,000 pesos), are hereby paid in cash. APPOINTMENT OF BOARD OF DIRECTORS. The following are appointed to make up the Board of Directors: CHAIRMAN: Jorge Romero, MAIN DIRECTORS: Marcelo Aubone Ibarguren and Sergio Antonio Francisco Quattrini; ALTERNATE DIRECTORS:
Martin  Ernesto Gaing and Daniela  Luisa Zulema  Guinazu.  APPOINTMENT  OF AUDIT
COMMISSION: MAIN AUDITORS: Julio Pedro Naveyra, Ruben Osvaldo Mosi and Floreal Horacio Crespo; and ALTERNATE AUDITORS: Carlos Martin Barbafina, Gabriel Rolando Martini and Corina Ines Pando; they all accept the positions to which they have been appointed. REGISTERED OFFICE: The registered office is set at 602 Avenida del Libertador, 4th floor, Federal Capital. SPECIAL DOMICILE: By article 236[?] of Law 19.550, the directors set their corresponding special domicile at 602 Avenida del Libertador, 4th floor, Federal Capital; their actual domiciles are the ones indicated in their respective personal information. AUTHORIZATIONS:
SPECIAL POWER OF ATTORNEY is conferred upon doctors Martin Ernesto Gaing, Daniela Luisa Zulema Guinazu, Pablo Romulo Di Iorio, Mariel Alejandra Manrique, Alberto Fernando Tujman, Maria Eugenia Ricardes, Juan Manuel Marti, Gabriela Troiano, Gradiva Ciani and Mr. Luis Alvarez, so that any of them, individually or jointly, may accomplish any formalities that are necessary to obtain the consent of the oversight authority and obtain the registration of the Company, with powers to accept and propose amendments hereto, including

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the purpose, name and registered office, and execute additional instruments, withdraw any funds that are deposited at Banco de la Nacion Argentina under
Article 187 of Law 19.550 and conduct any other necessary acts, including applying for recording of the Company's Books at the Public Registry of Commerce. PRESENT at this proceeding since its start have been Messrs. Jorge Hector Romero, Argentine, public accountant, married, born November 5, 1948, holder of Voter and Draft Registration Card number 7.616.326, domiciled at 1610 Avenida Forest, first floor, Federal Capital; Martin Ernesto Gaing, Argentine, attorney-at-law, married, born March 4, 1955, holder of national identification document number 11.266.757, domiciled at 255 Avenida Quintana, 3rd floor "B," in the Federal Capital; Daniela Luisa Zulema Guinazu, Argentine, married, attorney-at-law, born March 22, 1964, holder of national identification document number 17.029.241, domiciled at 2321 calle Jose Hernandez, 4th floor, in the federal capital; Julio Pedro Naveyra, Argentine, married, public accountant, born March 24, 1941, holder of Voter and Draft Registration Card number 4.368.287, domiciled at 77 calle Parera, 4th floor "H," in the Federal Capital; Ruben Osvaldo Mosi, Argentine, divorced, public accountant, born February 5, 1949, holder of Voter and Draft Registration Card number 4.750.670, domiciled at Marina del Sol - Lanusse and Escalada, Victoria, jurisdiction of the province of Buenos Aires, temporarily in this city; Floreal Horacio Crespo, Argentine, married, public accountant, born January 25, 1945, holder of Voter and Draft Registration Card number 4.521.417, domiciled at 250 calle Quintana, second floor, Federal Capital; Carlos Martin Barbafina, Argentine, married, public accountant, born September 3, 1965, holder of national identification document number 17.341.756, domiciled at 25 calle Guayaquil, first floor "A," Federal Capital; Gabriel Rolando Martini, Argentine, married, public accountant, born February 21, 1963, holder of national identification document number 16.054.191, domiciled at 324 calle Guayaquil, second floor "A," Federal Capital; and Corina Ines Pando, Argentine, unmarried, public accountant, born December 26, 1952, holder of national identification document number 10.564.256, domiciled at 3282 Avenida Santa, 5th floor "A," in the Federal Capital; all of these persons I consider to be competent for this proceeding and are known to me; I attest; and together with the appearing parties Marcelo Aubone Ibarguren and Sergio Antonio Francisco Quattrini, they accept the positions to which they have been appointed. I READ to the appearing parties, who sign this instrument in approval, in my presence, I attest. Marcelo Aubone. Sergio Quattrini. Jorge Hector Romero. Martin E. Gaing. Daniela Guinazu. Julio P. Naveyra. Ruben Osvaldo Mosi. Floreal Horacio Crespo. Carlos Martin Barbafina. Gabriel Rolando Martini. Corina Ines Pando. Before me: Graciela E. Amura. My seal




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is affixed. THIS IS TRUE to its original instrument, which I review on page 1938 of Register 982 in my charge. I attest. For THE COMPANY I issue this first notarial certified copy on seven sheets of Notarial Instrument paper numbered consecutively from B 008650861 to this page, inclusive, which I sign and seal at the location and on the date of its execution.

[inked stamp:]    GRACIELA ESTHER AMURA
                  PUBLIC NOTARY
                  REG. 3,079




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CORPORATE RECORDS OFFICE                                    Page

Transaction Number      Description
00291             FORMATION PRE-QUALIFIED PROCESS




File number 1639144
Company Name:  EMPRESA DISTRIBUIDORA ELECTRICA REGIONAL
(before)
Recorded in this Register under number 9757 of book 122, volume A of Corporations instrument(s) 431-

and/or private instruments

                                    Buenos Aires, September 3, 1997
Count: *0
                                                                           <repl

[inked seal:]     MINISTRY OF JUSTICE
                  CORPORATE RECORDS OFFICE

[signature]
GUILLERMO C. ROJAS
DIRECTOR, REGISTRY DEPT.
CORPORATE RECORDS OFFICE






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